EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-137446, 333-160967, 333-36188, and 333-118663 on Form S-8 of our report dated February 21, 2013, relating to the consolidated financial statements and financial statement schedule of Analysts International Corporation and subsidiaries appearing in this Annual Report on Form 10-K of Analysts International Corporation and subsidiaries for the year ended December 29, 2012.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
February 21, 2013